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                                                       Registration Nos. 2-98326
                                                                        811-4323

                                 EXHIBIT 15(J)

     FORMS OF RULE 12B-1 PLANS - CLASS A, CLASS B AND CLASS C SHARES - NEW
                          ENGLAND STAR WORLDWIDE FUND
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                        NEW ENGLAND STAR WORLDWIDE FUND

                              Class A Service Plan


     This Plan (the "Plan") constitutes the Service Plan relating to the Class A shares of NEW ENGLAND STAR WORLDWIDE FUND (the "Series"), a series of New England Funds Trust I, a Massachusetts business trust (the "Trust").

     Section 1. The Trust, on behalf of the Series, will pay to NEW ENGLAND FUNDS, L.P., a Delaware limited partnership which acts as the Principal Distributor of the Series' shares, or such other entity as shall from time to time act as the Principal Distributor of the Series' shares (the "Distributor"), a fee (the "Service Fee") for expenses borne by the Distributor in connection with the provision of personal services provided to investors in Class A shares of the Series and/or the maintenance of shareholder accounts, at an annual rate not to exceed .25% of the Series' average daily net assets attributable to the Class A shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. All payments under this Service Plan are intended to qualify as "service fees" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time.

     Section 2. The Service Fee may be paid only to reimburse the Distributor for expenses of providing personal services to investors in Class A shares of the Series and/or in connection with the maintenance of shareholder accounts including, but not limited to, (i) expenses (including overhead expenses) of the Distributor for providing personal services to investors in Class A shares of the Series or in connection with the maintenance of shareholder accounts and
(ii) payments made by the Distributor to any securities dealer or other organization (including, but not limited to, any affiliate of the Distributor) with which the Distributor has entered into a written agreement for this purpose, for providing personal services to investors in Class A shares of the Series and/or the maintenance of shareholder accounts, which payments to any such organization may be in amounts in excess of the cost incurred by such organization in connection therewith.

     Section 3. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, in each case cast in person at a meeting called for the purpose of voting on this Plan, and by vote of a majority of the outstanding Class A shares of this Series, and shall in no event take effect before January 1, 1996. This Plan shall continue in effect for a period of more than one year after January 1, 1996 only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be
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required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or
the rules and regulations thereunder) of both (a) the Trustees of the Trust, and
(b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan.

     Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 5. This Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class A shares of the Series.

     Section 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Class A shares of the Series, on not more than 60 days' written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 1 hereof without approval by a vote of at least a majority of the outstanding Class A shares of the Series, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 3.

     Section 8. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and (c) the term "majority of the outstanding Class A shares of the Series" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.
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                        NEW ENGLAND STAR WORLDWIDE FUND

                     Class B Distribution and Service Plan


     This Plan (the "Plan") dated January 1, 1996 constitutes the Distribution and Service Plan relating to the Class B shares of NEW ENGLAND STAR WORLDWIDE FUND (the "Series"), a series of New England Funds Trust I, a Massachusetts business trust (the "Trust").

     Section 1.  Service Fee.  The Trust, on behalf of the Series, will pay to
                 -----------
New England Funds, L.P. ("NEF"), a Delaware limited partnership which acts as the Principal Distributor of the Series' shares, or such other entity as shall from time to time act as the Principal Distributor of the Series' shares (the "Distributor"), a fee (the "Service Fee") at an annual rate not to exceed .25% of the Series' average daily net assets attributable to the Class B shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust; provided, however, that no
                                                     --------  -------
Service Fee or other fee that is a "service fee" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision thereto) as in effect from time to time (the "NASD Rule") shall be paid, with respect to Class B shares of the Series, to NEF (or to any affiliate of NEF, or to any other person in circumstances where substantially all of the services and functions relating to the distribution of Class B shares of the Series have been delegated to, or are being performed by, NEF or an affiliate of NEF), under this Plan or otherwise, if the Distribution Fee is terminated or is reduced below the rate set forth in Section 2. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. The Distributor may pay all or any portion of the Service Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as service fees pursuant to agreements with such organizations for providing personal services to investors in Class B shares of the Series and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee as compensation for providing personal services to investors in Class B shares of the Series and/or the maintenance of shareholder accounts. All payments under this Section 1 are intended to qualify as "service fees" as defined in the NASD Rule.

     Section 2.  Distribution Fee.  In addition to the Service Fee, the Trust,
                 ----------------
on behalf of the Series, will pay to the Distributor a fee (the "Distribution Fee") at an annual rate of 0.75% (unless reduced as contemplated by and permitted pursuant to the next sentence hereof) of the Series' average daily net assets attributable to the Class B shares in consideration of the services rendered in connection with the sale of such shares by the Distributor. The Trust will not terminate the Distribution Fee in respect of Series assets attributable to Class B shares, or pay such fee at an annual rate of less than
 .75% of the Series' average daily net assets attributable to the Class B shares, unless it has ceased, and not resumed, paying the Service Fee (or any other fee that constitutes a "service fee" as defined in the NASD Rule) to NEF (or to any affiliate of

NEF, or to any other person in circumstances where substantially all of the services and functions relating to the distribution of Class B shares of the Series have been delegated to, or are being performed by, NEF or an affiliate of
NEF). Subject to such restriction and subject to the provisions of Section 7 hereof, the Distribution Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

     The obligation of the Series to pay the Distribution Fee shall terminate upon the termination of this Plan or the relevant distribution agreement between the Distributor and the Trust relating to the Series, in accordance with the terms hereof or thereof, but until any such termination shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Series of its right separately to pursue any claims it may have against the Distributor and enforce such claims against any assets of the Distributor (other than its right to be paid the Distribution Fee and to be paid contingent deferred sales charges).

     The right of NEF to receive the Distribution Fee (but not the relevant distribution agreement or NEF's obligations thereunder) may be transferred by NEF in order to raise funds which may be useful or necessary to perform its duties as principal underwriter, and any such transfer shall be effective upon written notice from NEF to the Trust. In connection with the foregoing, the Series is authorized to pay all or part of the Distribution Fee directly to such transferee as directed by NEF.

     The Distributor may pay all or any portion of the Distribution Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of Class B shares of the Series, and may retain all or any portion of the Distribution Fee as compensation for the Distributor's services as principal underwriter of the Class B shares of the Series. All payments under this Section 2 are intended to qualify as "asset-based sales charges" as defined in the NASD Rule.

     Section 3. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, in each case cast in person at a meeting called for the purpose of voting on this Plan, and by vote of a majority of the outstanding Class B shares of the Series, and shall in no event take effect before January 1, 1996 . This Plan shall continue in effect for a period of more than one year after January 1, 1996 only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

     Section 4. Any person authorized to direct the disposition of monies paid or payable by

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the Trust pursuant to this Plan or any related agreement shall provide to the
Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 5. This Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class B shares of the Series.

     Section 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Class B shares of the Series, on not more than 60 days' written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Sections 1 or 2 hereof without approval by a vote of at least a majority of the outstanding Class B shares of the Series, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 3.

     Section 8. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and the term "majority of the outstanding Class B shares of the Series" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.


                                      -3-
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                        NEW ENGLAND STAR WORLDWIDE FUND

                     Class C Distribution and Service Plan


     This Plan (the "Plan") constitutes the Distribution and Service Plan relating to the Class C shares of NEW ENGLAND STAR WORLDWIDE FUND (the "Series"), a series of New England Funds Trust I, a Massachusetts business trust (the "Trust").

     Section 1.  Service Fee.  The Trust, on behalf of the Series, will pay to
                 -----------
New England Funds, L.P., a Delaware limited partnership which acts as the Principal Distributor of the Series' shares, or such other entity as shall from time to time act as the Principal Distributor of the Series' shares (the "Distributor"), a fee (the "Service Fee") at an annual rate not to exceed .25% of the Series' average daily net assets attributable to the Class C shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. The Distributor may pay all or any portion of the Service Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as service fees pursuant to agreements with such organizations for providing personal services to investors in Class C shares of the Series and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee as compensation for providing personal services to investors in Class C shares of the Series and/or the maintenance of shareholder accounts. All payments under this Section 1 are intended to qualify as "service fees" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time (the "NASD Rule").

     Section 2.  Distribution Fee.  In addition to the Service Fee, the Trust
                 ----------------
will pay to the Distributor a fee (the "Distribution Fee") at an annual rate not to exceed .75% of the Series' average daily net assets attributable to the Class C shares, as compensation for the Distributor's services as principal underwriter of the Class C shares of the Series. Subject to such limit and subject to the provisions of Section 7 hereof, the Distribution Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.
The Distributor may pay all or any portion of the Distribution Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of Class C shares of the Series, and may retain all or any portion of the Distribution Fee as compensation for the Distributor's services as principal underwriter of the Class C shares of the Series. All payments under this Section 2 are intended to qualify as "asset-based sales charges" as defined in the NASD Rules.

     Section 3. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, in each case cast in person at a meeting called for the purpose of voting on this Plan, and by vote of a meeting of the outstanding Class C shares of the Series, and shall in no event take effect before January 1, 1996. This Plan shall continue in effect for a period of more than one year after January 1, 1996 only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

     Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 5. This Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class C shares of the Series.

     Section 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Class C shares of the Series, on not more than 60 days' written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Sections 1 or 2 hereof without approval by a vote of at least a majority of the outstanding Class C shares of the Series, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 3.

     Section 8. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and the term "majority of the outstanding Class C shares of the Series" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

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